Exhibit 99.1

January 2007

Re:                             INLAND RETAIL REAL ESTATE TRUST, INC. WARRANTS

Dear Warrantholder:

We are very excited about the pending merger transaction of our company and a wholly-owned subsidiary of Developers Diversified Realty Corporation (“DDR”) and the opportunities it presents to our shareholders.  As previously announced, we have entered into an Agreement and Plan of Merger dated October 20, 2006 (the “Merger Agreement”) with DDR and its acquisition subsidiary.  A copy of the Merger Agreement was attached as an exhibit to our Form 8-K filed on October 24, 2006, and may be accessed at the following web address:

http://www.sec.gov/Archives/edgar/data/1070764/000110465906068340/a06-22497_1ex2d1.htm

Per the Merger Agreement, we have agreed to use our reasonable best efforts to, among other things, cause each warrantholder to enter into the enclosed Warrant Assignment Agreement. Our records indicate that one or more warrants have been assigned to you.  If you enter into the Warrant Assignment Agreement, then all of your warrants will be assigned to us and you will receive $2 per each outstanding warrant you hold, subject to the satisfaction of certain conditions.

Please carefully review the enclosed Warrant Assignment Agreement and then complete the Signature Page and Consideration Election Form (“the form”) accordingly.   Upon completion, please send the form to:

Inland Retail Real Estate Trust, Inc.
Attention:  Investor Relations
2901 Butterfield Road
Oak Brook, IL 60523
Facsimile:  (630) 368-2210
E-mail:  custserv@inland-retail.com

If you do not return the form, then you WILL NOT receive any consideration for your warrants unless you first pay $12 per warrant you hold.  This letter is our agreement with you giving you the right, upon making such $12 payment, to receive the consideration our common stock holders receive in connection with the merger.

If you have any questions, please contact Inland Retail Investor Relations at (800) 348-9192.

Very truly yours,

Dione K. McConnell
Director of Investor Relations

Please see the reverse side of this page for important information.

This letter contains “forward-looking statements” within the meaning of Sectio  27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts included in this announcement are forward-looking statements. All forward-looking statements speak only as of the date of this announcement. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, achievements or transactions of DDR, Inland Retail and their affiliates or industry results or the benefits of the proposed merger to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors relate to, among others, approval of the transaction by the stockholders of Inland Retail, the satisfaction of closing conditions to the transaction, difficulties encountered in integrating the companies, the marketing and sale of non-core assets, and the effects of general and local economic and real estate conditions. Additional information or factors which could impact the companies and the forward-looking statements contained herein are included in each company’s filings with the Securities and Exchange Commission. The companies assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

This letter does not constitute an offer of any securities for sale. In connection with the proposed transaction, DDR and Inland Retail have filed a definitive proxy statement/prospectus dated January 3, 2007 as part of a registration statement regarding the proposed merger with the Securities and Exchange Commission. Investors and security holders are urged to read the definitive proxy statement/prospectus because it contains important information about DDR and Inland Retail and the proposed merger. Investors and security holders may obtain a free copy of the definitive proxy statement/prospectus and other documents filed by DDR and Inland Retail with the SEC at the SEC’s website at www.sec.gov. The definitive proxy statement/prospectus and other relevant documents may also be obtained free of charge from DDR and Inland Retail by directing such request to:  Developers Diversified Realty Corporation, Attention: Investor Relations, 3300 Enterprise Parkway, Beachwood, Ohio 44122 or Inland Retail Real Estate Trust, Inc., Attention: Investor Relations, 2901 Butterfield Road, Oak Brook, IL 60523. Investors and security holders are urged to read the proxy statement, prospectus and other relevant material when they become available before making any voting or investment decisions with respect to the merger.

DDR and Inland Retail and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Inland Retail in connection with the merger. Information about DDR and its directors and executive officers, and their ownership of DDR securities, is set forth in the proxy statement for the 2006 Annual Meeting of Shareholders of DDR, which was filed with the SEC on April 3, 2006. Information about Inland Retail and its directors and executive officers, and their ownership of Inland Retail securities, is set forth in the proxy statement for the 2006 Annual Meeting of Stockholders of Inland Retail, which was filed with the SEC on October 14, 2006. Additional information regarding the interests of those persons may be obtained by reading the proxy statement/prospectus when it becomes available. As a result of this transaction, Inland Retail does not intend to hold an annual stockholder meeting and instead will hold a special meeting to vote on the proposed merger.